EXHIBIT 10.4

THIRD AMENDMENT TO EMPLOYMENT CONTRACT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT is executed by and between THE CASTLE GROUP, INC., a Utah corporation (the “Company”), and RICK S. WALL (the “Executive”) as Chairman and Chief Executive Officer of the Company,

WHEREAS, the Company and Executive entered into an Employment Agreement effective July 1, 2004 and amended said Employment Agreement via a first amendment effective July 1, 2009 and a second amendment effective January 1, 2012 (the “Employment Agreement);

WHEREAS, Executive plays a key role in the management of the Company and the Company’s efforts to increase its revenues and profits by obtaining contracts for the Company to supply management and/or sales and marketing services to additional hotels and condominium properties;

NOW THEREFORE, the Company and Executive agree to amend the Employment Agreement as follows:

1.

Base Salary.  As compensation for Executive’s services rendered pursuant to this Agreement, Executive shall continue to receive from the Company, or through its wholly owned subsidiary Castle Resorts & Hotels, Inc. (the “Subsidiary”), a base salary of $240,000 per year during the Term of this Agreement in equal installments at least monthly in accordance with the Company’s customary pay schedule.

2.

Bonus.  Executive will be eligible to participate in the Company’s Executive Bonus Program pursuant to which Executive will receive a bonus of his Base Salary for each year of his employment in which the Company’s EBITDA as reported in its audited financial statements, is Two Million Dollars ($2,000,000.00) or more, calculated as follows:

Bonus as a Percentage of

          EBITDA

Executive’s Base Salary

Less than $2,000,000

    0%

$2,000,000 to $2,999,999

  10%

$3,000,000 to $3,999,999

  20%

$4,000,000 to $4,999,999

  30%

$5,000,000 to $5,999,999

  40%

$6,000,000 or more

  50%

The Bonus shall be based on the audited financial statements for the years ending December 31, 2018 through and including December 31, 2027.  If Executive resigns or is terminated for cause, the bonus shall be prorated based on the number of months and the amount of base salary paid during the calendar year Executive was employed by the Company.

3.

Deferred Compensation.  In addition to Executive’s other compensation, Executive (or Executive’s estate, trust established by Executive or other designee specified by Executive in writing delivered to the Company, as the case may be) shall receive in consideration of future services rendered, ten annual payments of $100,000 each payable in monthly installments of $8,333.33 each, commencing on the earlier to occur of : (i) December 31, 2027 or (ii) the first day of the first month after the death or permanent disability of Executive.  If Executive resigns or is terminated for cause, the deferred compensation shall be pro-rated based on the number of complete years that Executive has served during the term as compared to the period beginning November 1, 2017 and ending December 31, 2027. As an example, if Executive terminates on October 31, 2018, Executive completed one full year of service and would receive 1/10th of the annual payment of $100,000, or $833.33 per month.

THIRD AMENDMENT TO RICK S. WALL EMPLOYMENT CONTRACT PAGE 1 OF 2

4.

Warrants.  In addition to Executive’s other compensation, Executive shall receive three warrants, each warrant shall be for the right to purchase Five Hundred Thousand (500,000) shares of the Company’s common stock, at an exercise price as follows:

(i)

Five Dollars ($5.00) per share exercisable on or before October 31, 2022;

(ii)

Seven Dollars ($7.00) per share exercisable on or before October 31, 2024; and

(iii)

Ten Dollars ($10.00) per share exercisable on or before October 31, 2027.

Executive must be an employee of the Company at the time of exercise, except in the case of death or permanent disability of Executive, in which case the Warrants shall automatically vest to Executive, (or Executive’s estate, trust established by Executive or other designee specified by Executive in writing delivered to the Company, as the case may be) on the first day of the first month after the death or permanent disability of Executive.

The shares purchased under these warrants shall be unregistered and restricted shares that have not been registered under the Securities and Exchange Act of 1933, as amended.

5.

Term.  The Employment Agreement shall continue in full force and effect for the term beginning November 1, 2017 and ending December 31, 2027, unless sooner terminated pursuant to the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 9th day of November, 2017.

THE CASTLE GROUP, INC.

RICK S. WALL

“Company”

“Executive”

_/s/ Alan Mattson_________________________

_/s/ Rick S. Wall__________________

By Alan Mattson

Its Chief Operating Officer

CASTLE RESORTS & Hotels, INC.

“Subsidiary”

_/s/ Michael Nitta__________________________

By Michael Nitta

Its Chief Financial Officer

THIRD AMENDMENT TO RICK S. WALL EMPLOYMENT CONTRACT PAGE 2 OF 2